UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2018

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously reported, on September 14, 2018, the Delaware Court of Chancery (the “Court”) dismissed as moot the class action lawsuit (the “Westmoreland Action”) filed with the Court on May 31, 2018 by the Westmoreland County Employees’ Retirement System (“Westmoreland”), a purported beneficial owner of the Class B Common Stock of CBS Corporation (the “Company”). The Court retained jurisdiction to consider any application for attorneys’ fees and expenses submitted by Westmoreland or its counsel (the “Fee Request”).

On November 30, 2018, the Court granted a Stipulation and Order Regarding Mootness Fee Request, Notice, and Dismissal (the “Order”) in the Westmoreland Action to resolve the Fee Request. The Order requires that the Company give notice of the Order to its stockholders by filing a copy of the Order as an exhibit to this Current Report on Form 8-K. The Order is filed herewith as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following document is filed herewith as an exhibit to this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99	Stipulation and Order Regarding Mootness Fee Request, Notice, and Dismissal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Lawrence P. Tu
	Name:	Lawrence P. Tu
	Title:	Senior Executive Vice President and Chief Legal Officer

Date: November 30, 2018

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